UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RUSS BERRIE AND COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW JERSEY	22-1815337

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
1800 Valley Road
Wayne, New Jersey 07470
(ADDRESS OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)
RUSS BERRIE AND COMPANY, INC.
EQUITY INCENTIVE PLAN
RUSS BERRIE AND COMPANY, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN
(FULL TITLES OF PLANS)
BRUCE G. CRAIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
1800 Valley Road
Wayne, New Jersey 07470
(201) 405-2400
(NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)
copy to:
JOEL I. GREENBERG, ESQ.
KAYE SCHOLER LLP
425 Park Avenue
New York, New York 10022
(212) 836-8000
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount of
Securities to	Amount to be	Offering Price Per	Aggregate	Registration
be Registered (1)	Registered (2)	Share (4)	Offering Price (4)	Fee (4)
Common Stock, stated value $0.10 per share (“Common Stock”) issuable under the Equity Incentive Plan	3,250,000 shares(3)	$7.28	$764,400	$42.65
		$1.42	$4,465,900	$249.20
Common Stock issuable under the 2009 Employee Stock Purchase Plan	200,000 shares	$1.42	$284,000	$15.85
Total	3,450,000 shares	N/A	$5,514,300	$307.70

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Russ Berrie and Company, Inc. 2009 Employee Stock Purchase Plan (referred to as the ESPP) described herein.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover any additional shares of Common Stock which become issuable under the Russ Berrie and Company Equity Incentive Plan (referred to as the EIP) or the ESPP pursuant to anti-dilution and adjustment provisions thereof resulting from stock splits, stock dividends or similar transactions.

(3)	This registration statement covers 1,500,000 shares of Common Stock reserved for issuance under the EIP, and up to a maximum of 1,750,000 additional shares of Common Stock available for issuance under the EIP that are the subject of awards granted under the Russ Berrie and Company, Inc. 2004 Stock Option, Restricted and Non-Restricted Stock Plan that are forfeited, terminated, cancelled, expired or settled for cash.

(4)	The offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933. Options to purchase 105,000 shares of Common Stock were granted pursuant to the EIP on July 10, 2008 at an exercise price of $7.28 per share; as to those shares, the “Proposed Maximum Offering Price Per Share” and “Proposed Maximum Aggregate Offering Price” are based on such exercise price. For the remaining shares issuable under the EIP and for all shares issuable under the ESPP, the “Proposed Maximum Offering Price Per Share” and “Proposed Maximum Aggregate Offering Price” are based on the average high and low prices of the Common Stock reported on the New York Stock Exchange on March 27, 2009.

As used herein, the terms “Company”, “we”, “us” and “our” refer to Russ Berrie and Company, Inc., a New Jersey corporation, and the registrant hereunder.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information required by Part I of Form S-8 will be sent or given to participants in our Equity Incentive Plan (referred to as the EIP) or our 2009 Employee Stock Purchase Plan (referred to as the ESPP), as applicable, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under such Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of such Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed with the Securities and Exchange Commission (referred to as the Commission) are incorporated herein by reference:
(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on March 31, 2009;

(b)	our Current Report on Form 8-K/A (Amendment No. 2) filed with the Commission on January 14, 2009; our Current Report on Form 8-K filed with the SEC on January 30, 2009; our Current Report on Form 8-K filed with the Commission on March 2, 2009; our Current Report on Form 8-K/A (Amendment No. 1) filed with the Commission on March 11, 2009; our Current Report on From 8-K/A (Amendment No. 2) filed with the Commission on March 12, 2009; our Current Report on Form 8-K filed with the Commission on March 23, 2009; and our Form 12b-25 filed with the Commission on March 16, 2009*; and

(c)	the description of our common stock, stated value $0.10 per share, incorporated into the Registration Statement on Form 8-A No. 1-8681 (as filed on March 8, 1984) by reference from the Registration Statement on Form S-1 No. 2-88797 (as filed on February 2, 1984) under the heading “Description of Common Stock” on pages 21-22, as amended by Amendment No. 2 to Registration Statement on Form S-1 No. 2-88797 (as filed on March 29, 1984) under the heading “Description of Common Stock” on page 22.

*	Excluding in each case any portions thereof that are deemed to be furnished and not filed
     All documents filed by us and/or the ESPP with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (c) above, being hereinafter referred to as Incorporated Documents).
     Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, referred to as the Statute, permits a corporation to indemnify its present and former directors, officers, employees and certain agents (referred to as Corporate Agents) against expenses (including attorneys’ fees) and judgments, fines, penalties and settlements paid or incurred by them in connection with any pending, threatened or completed action, suit or proceeding, other than a proceeding by or in the right of the corporation, if such Corporate Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Corporate Agent’s conduct was unlawful. In a derivative action, i.e., by or in the right of a corporation, indemnification may be made only for expenses, and only if the defendant Corporate Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action, suit or proceeding was brought determines upon application that the defendant Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court deems proper. In any case, a New Jersey corporation must indemnify a Corporate Agent against expenses (including attorneys’ fees) to the extent that the Corporate Agent has been successful on the merits or otherwise or in defense of any claim or issue. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amounts if it shall ultimately be determined that such Corporate Agent is not entitled to be indemnified as provided in the Statute.
     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.
     Our Restated Certificate of Incorporation, as amended, provides for indemnification of Corporate Agents to the fullest extent permitted by the provisions described above. In addition, to the full extent permitted by law, no director or officer shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders (no amendment of this provision will eliminate or reduce its protections for matters arising prior to such amendment). We maintain an insurance policy insuring our directors and officers against certain liabilities incurred in those capacities, including liabilities which may be incurred under the Securities Act.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
Pursuant to Item 8(a) of Form S-8, no opinion of counsel is included herein as all securities to be issued under the EIP and the ESPP will be issued out of treasury.

Exhibit
Number	Description of Exhibit
4.1 (a)	Restated Certificate of Incorporation of the Company and amendment thereto. Incorporated by reference herein from Exhibit 3.1 to Registration Statement No. 33-10077 on Form S-1, as filed on December 16, 1986.
(b)	Certificate of Amendment to Restated Certificate of Incorporation of the Company filed April 30, 1987. Incorporated by reference herein from Exhibit 4.5(b) to Registration Statement No. 33-51823 on Form S-8, as filed on January 6, 1994.
4.2	Second Amended and Restated By-Laws of the Company. Incorporated by reference herein from the Current Report on Form 8-K filed on January 7, 2008.
4.3	Form of Common Stock Certificate. Incorporated by reference herein from Exhibit 4.1 of Amendment No. 2 to Registration Statement No. 2-88797 on Form S-1, as filed on March 29, 1984.
10.1	Russ Berrie and Company, Inc. Equity Incentive Plan. Incorporated by reference herein from the Company’s definitive Proxy Statement filed on June 13, 2008.
10.2	Russ Berrie and Company, Inc. 2009 Employee Stock Purchase Plan. Incorporated by reference herein from the Company’s definitive Proxy Statement filed on June 13, 2008.
23	Consent of Independent Registered Public Accounting Firm
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 6 hereof or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
THE REGISTRANT
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on this 31th day of March, 2009.

RUSS BERRIE AND COMPANY, INC.
By:	/s/ Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President, Chief Accounting Officer and Interim Chief Financial Officer (principal financial officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ BRUCE G. CRAIN Bruce G. Crain, President and Chief Executive Officer and Director (principal executive officer)	3/31/09 Date

/s/ RAPHAEL BENAROYA Raphael Benaroya, Chairman of the Board of Directors	3/31/09 Date

/s/ MARIO CIAMPI Mario Ciampi, Director	3/31/09 Date

/s/ FREDERICK HOROWITZ Frederick Horowitz, Director	3/31/09 Date

/s/ LAUREN KRUEGER Lauren Krueger, Director	3/31/09 Date

/s/ SALVATORE SALIBELLO Salvatore Salibello, Director	3/31/09 Date

/s/ JOHN SCHAEFER John Schaefer, Director	3/31/09 Date

/s/ MICHAEL ZIMMERMAN Michael Zimmerman, Director	3/31/09 Date

2009 EMPLOYEE STOCK PURCHASE PLAN
     Pursuant to the requirements of the Securities Act of 1933, the administrators of the 2009 Employee Stock Purchase Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, State of New Jersey, on March 31, 2009.

RUSS BERRIE AND COMPANY, INC. 2009 Employee Stock Purchase Plan
/s/ FREDERICK HOROWITZ
Frederick Horowitz

/s/ MARIO CIAMPI
Mario Ciampi

/s/ LAUREN KRUEGER
Lauren Krueger

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
23	Consent of Independent Registered Public Accounting Firm